Exhibit 5.1

April 28, 2006

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, HI 96819

Ladies and Gentlemen:

On the date hereof, Hawaiian Holdings, Inc., a Delaware corporation (the “Company”), intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (the “Registration Statement”), relating to the resale of 4,050,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issuable upon exercise of warrants (the “Term B Warrants”) issued to certain term B lenders or their affiliates in connection with the refinancing of the Company’s term B credit facility.  The 4,050,000 shares of Common Stock covered by the Registration Statement are hereinafter referred to as the “Registered Shares.”  This opinion is an exhibit to the Registration Statement.

We have acted as special counsel to the Company in connection with certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings relating to the proposed offer and sale of the Registered Shares as contemplated by the Registration Statement.

In rendering the opinions set forth herein, we have examined executed originals, counterparts or copies of executed originals or counterparts of each of the documents referenced below:

(a)           the Registration Statement;

(b)           the Term B Warrants;

(c)           the Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on April 27, 2006 to be a true and complete copy of the Amended and Restated Certificate of Incorporation of the Company (the “Certified Charter”);

(d)           the Amended Bylaws of the Company, certified by an authorized representative of the Company to be a true and complete copy of the Amended Bylaws of the Company in effect on the date hereof (together with the Certified Charter, collectively, the “Certified Organizational Documents”);

(e)           the minutes and other instruments (the “Minutes”) evidencing actions taken by the Company’s directors and stockholders; and

(f)            a certificate of an authorized officer of the Company concerning factual matters related to this opinion letter (the “Officers’ Certificate”).

As to certain factual matters related to this opinion letter, we have relied upon the Officer’s Certificate.

In rendering the opinions set forth herein, we have assumed, without independent verification or inquiry, the following:

(i)            the authenticity of all documents submitted to us as originals;

(ii)           the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies;

(iii)          the genuineness of all signatures;

(iv)          the legal capacity of all natural persons signing and delivering any instrument, document or agreement;

(v)           that the Certified Organizational Documents are accurate and have not been amended or rescinded;

(vi)          that the Minutes are accurate and have not been amended or rescinded; and

(vii)         insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof.

Our opinion herein is based solely upon the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer and/or sale of the Registered Shares).

Based on the foregoing, and subject to and in reliance upon the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, the Registered Shares, when issued and paid for in accordance with the terms of the Term B Warrants, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or other laws of any state of the United States in which the Registered Shares may be offered and sold. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change in any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Dechert LLP

DECHERT LLP